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                                                                 EXHIBIT 10(xvi)
                                                                 ---------------


                             RETIREMENT AGREEMENT
                             --------------------

     UDR WESTERN RESIDENTIAL, INC., and UNITED DOMINION REALTY TRUST, INC., their affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Retirement Agreement as the "Company"), and JOHN S. SCHNEIDER (the "Executive") agree that:

1.   Termination of Employment Agreement. The Executive agrees that the
     -----------------------------------
Employment Agreement dated as of December 8, 1998, as amended by Amendment to Employment Agreement dated as of December 5, 2000 (the "Employment Agreement") is hereby terminated based upon the terms and conditions contained in this Retirement Agreement.

2.   Agreements of Company.  In consideration for signing this Retirement
     ---------------------
Agreement and compliance with the promises made herein, the Company agrees:

     a. To continue the employment of the Executive through March 20, 2001 at an annual salary of $330,000.

     b. To pay the Executive two times his base salary, or $660,000, less lawful deductions, by March 31, 2001.

     c. To pay the Executive two years of Average Annual Incentive Compensation, for a total of $145,520, by March 31, 2001.

     d. To pay the Executive $12,693.00, less lawful deductions, for accrued vacation, by March 31, 2001.

     e. To pay the Executive $12,627.60 to purchase comparable benefits for a two year period by March 31, 2001.

     f. That all unvested stock options shall vest immediately and shall be exercisable for a ten year period from the date of grant. A report of the status of the Executive's stock options is attached as Exhibit A.

     g. To continue to guaranty the note made by the Executive to Crestar Bank, now SunTrust (the "SunTrust Notes") dated as of (i) June 24, 1999 in the original principal amount of $600,524.10, and (ii) October 1, 1999 in the original principal amount of $898,150.26, except as provided pursuant to paragraph 3(c) of this Retirement Agreement until June 24, 2004.

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     h.   To purchase the Executive's interest in UDR Trillium Holdings, Inc.
          for $5,220.34 on or before March 31, 2001.

     i. To be paid a prorated payout of any value in the Shareholder Value Plan for 1999 and 2000, if any, as of the termination of employment by March 31, 2001.

     j. That Realeum, Inc. has accelerated vesting of his restricted shares in Realeum, Inc.

3.   Agreements of the Executive. In consideration of signing this Retirement
     ---------------------------
     Agreement and the promises contained herein, the Executive agrees as follows:

     a. To resign as Senior Executive Vice President and Chief Operating Officer of the Company no later than March 31, 2001, and to resign from the Board of Directors of the Company no later than May 8, 2001.

     b. To continue to provide service to the Company as advisory or consulting services to the Company as provided by paragraph 4(f) of the Employment Agreement for a period of one (1) year after termination of employment and if such advisory or consulting services exceed 10 hours per month after the first two (2) months, to provide such services as reasonably requested for a reasonable fee, plus out of pocket expenses.

     c. To continue to make timely payments on the SunTrust Notes, and if the Executive fails to make such timely payments, the Company's obligation under paragraph 2(g) shall automatically terminate.

     d. To sell his interest in UDR Trillium Holdings, Inc., as provided by paragraph 2(h).

     e. To pay amounts outstanding under the Company's 1991Stock Purchase and Loan Plan by April 20, 2001. The amount necessary to pay the loan in full as of March 1, 2001, is $153,972.00 plus $29.53 per day for interest each day thereafter until paid.

     f. That during his employment by the Company he was exposed to and learned a substantial amount of information which is proprietary and confidential to the Company, whether or not he developed or created such information. The Executive acknowledges that such proprietary and confidential information may include, but is not limited to, trade secrets; acquisition or merger information; advertising and promotional programs; resource or developmental projects; plans or strategies for future business development; financial or statistical data; customer information, including, but not limited to, customer lists, sales records, account records, sales and marketing programs, pricing matters, and strategies and reports; and any Company manuals, forms, techniques, and other business procedures or methods, devices,

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          computer software or matters of any kind relating to or with respect to any confidential program or projects of the Company, or any other information of a similar nature made available to the Executive and not known in the trade in which the Company is engaged, which, if misused or disclosed, could adversely affect the business or standing of the Company. Confidential Information shall not include information that is generally known or generally available to the public through no fault of the Executive. The Executive agrees that except as required by law, he will not at any time divulge to any person, agency, institution, company or other entity any information which he knows or has reason to believe is proprietary or confidential to the Company, including but not limited to the types of information described above, or use such information to the competitive disadvantage of the Company. The Executive agrees that his duties and obligations under this paragraph 3(f) continue until March 20, 2002 or as long as the Confidential Information remains proprietary or confidential to the Company.

     g. That the Executive shall not, directly or indirectly, hire or solicit any employee of the Company employed at the time of his termination, or encourage any such employee to leave such employment until March 20, 2002.

4.   General Release of Claim. Except with respect to the Company's obligations
     ------------------------
as to this Agreement, the Executive knowingly and voluntarily releases and forever discharges the Company of, and from, any and all claims, known and unknown, against the Company, which the Executive, his heirs, executors, administrators, successors, and assigns (referenced to collectively throughout this Retirement Agreement as the "Executive") have or may have as of the date of execution of this Retirement Agreement. The Executive also acknowledges the releases on Exhibit B, which are incorporated herein and made a part hereof.

5.   Default; Remedy. If the Executive fails to comply with any of the covenants
     ---------------
contained in this Retirement Agreement which is not cured within 30 days after written notice, the Company may (i) terminate the payment of any remaining cash; or (ii) terminate the guaranty of the SunTrust Notes. Exercise of one remedy does not constitute a waiver of the exercise of another remedy.

6.   Governing Law and Interpretation. This Retirement Agreement shall be
     --------------------------------
governed and conformed in accordance with the laws of the Commonwealth of Virginia without regard to its conflict of laws provision. Should any provision of this Retirement Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Retirement Agreement in full force and effect.

7.   Entire Agreement. This Retirement Agreement sets forth the entire
     ----------------
     agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties.

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         IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Retirement Agreement as of the date set forth below:


                                              ________________________________
                                              John S. Schneider

                                              Date:___________________________


                                              UDR WESTERN RESIDENTIAL, INC.


                                              By:___________________________
                                              Name:
                                              Title:

                                              Date:_________________________


                                              UNITED DOMINION REALTY TRUST, INC.


                                              By:  _________________________
                                              Name:
                                              Title:

                                              Date:_________________________

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                                   EXHIBIT A

                                                                    Date Last
         Grant Date                  Options            Price      Exercisable
         ----------                  -------            -----      -----------
         10/02/97                     30,000            $15.375     10/02/07
         12/09/97                     40,000            $14.250     12/09/07
         12/08/98                    150,000            $10.875     12/08/08
         12/21/99                    120,000            $ 9.625     12/21/09
                                     -------

                                     340,000

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                                   EXHIBIT B

                                GENERAL RELEASE

     1.   Consideration.  The Executive understands and agrees that he would
          -------------
not receive the monies and/or benefits specified in this Retirement Agreement, except for his execution of this Retirement Agreement and General Release and the fulfillment of the promises contained herein.

     2.   Revocation. The Executive may revoke this Retirement Agreement and
          ----------
General Release for a period of seven (7) calendar days following the day he executes this Retirement Agreement and General Release. Any revocation within this period must be submitted, in writing, to the Company and state, "I hereby revoke my acceptance of our Retirement Agreement and General Release." The revocation must be personally delivered or mailed to the Company to the attention of the General Counsel and postmarked within seven (7) calendar days of execution of this Retirement Agreement and General Release. This Retirement Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the Commonwealth of Virginia, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

     3.   General Release of Claim. The Executive knowingly and voluntarily
          ------------------------
releases and forever discharges Employer of and from any and all claims, known and unknown, against Employer, which the Executive, his heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Retirement Agreement as the "Executive") have or may have as of the date of execution of this Retirement Agreement and General Release, including, but not limited to, any alleged violation of:

     .  The National Labor Relations Act, as amended;
     .  Title VII of the Civil Rights Act of 1964, as amended;
     .  The Civil Rights Act of 1991;
     . Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
     .  The Employee Retirement Income Security Act of 1974, as amended;
     .  The Immigration Reform Control Act, as amended;
     .  The Americans with Disabilities Act of 1990, as amended;
     .  The Age Discrimination in Employment Act of 1967, as amended;
     .  The Fair Labor Standards Act, as amended;
     .  The Occupational Safety and Health Act, as amended;
     .  The Family and Medical Leave Act of 1993;
     .  The Virginia Civil Rights Act, as amended;
     .  The Virginia Minimum Wage Law, as amended;
     .  Equal Pay Law for Virginia, as amended;

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     .  Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
     . Any public policy, contract, tort, or common law; or . Any allegation for costs, fees, or other expenses including attorneys'
        fees incurred in these matters.

     4.   No Claims Exist. The Executive confirms that he has not filed, caused
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to be filed, or is a party to any claim, charge, complaint or action against
Employer in any forum or form. In the event that any such claim, charge, complaint or action is filed and the Executive obtains a judgment, it is the intent of the parties that all payments made to the Executive hereunder shall be offset against any judgment he obtains. The Executive further confirms that he has no known workplace injuries.

     THE EXECUTIVE HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS RETIREMENT AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS RETIREMENT AGREEMENT AND GENERAL RELEASE.

     THE EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS RETIREMENT AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. HAVING ELECTED TO EXECUTE THIS RETIREMENT AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN THIS RETIREMENT AGREEMENT AND GENERAL RELEASE, THE EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS RETIREMENT AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE COMPANY.


Date________________________                      _____________________________
                                                  John S. Schneider

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